UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2016
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SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification Number)
4830 West Kennedy Blvd., Suite 600, Tampa, Florida 33609
 (Address of principal executive offices)
(905) 582-6402
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 7, 2016, Security Devices International Inc. (the "Company") entered into a Securities Purchase Agreement (the "Agreement") with several accredited investors (the "Purchasers") and  Northeast Industrial Partners, LLC as collateral agent for the Purchasers (the "Collateral Agent") to sell USD$1,500,000 of 10% senior secured convertible notes (the "Secured Notes"), convertible into shares of the Company's common stock, in a private placement pursuant to Regulation D under the Securities Act of 1933 (the "Securities Act").  The sale of the Secured Notes was closed on December 7, 2016. The net proceeds from the sale of the Secured Notes will be used for general corporate purposes and working capital.

On December 7, 2016, the Company and its wholly-owned subsidiary, Security Devices International Canada Corp. ("SDI Canada"), entered into a Trust Indenture (the "Indenture") with TSX Trust Company, providing for the issuance of up to CAD$1,550,000 of the Company's Series B Convertible Secured Debentures (the "Subordinate Secured Debentures"), convertible into shares of the Company's common stock, in an offshore transaction pursuant to Regulation S under the Securities Act.

A condition to the sale of the Secured Notes was the exchange of at least 80% in principal amount of the Company's outstanding 12% Unsecured Debentures, which mature on August 6, 2017 (the "Unsecured Debentures") for an equal principal amount of Subordinate Secured Debentures.  Concurrent with the sale of the Secured Notes, CAD$1,363,000 of the Company's outstanding Unsecured Debentures, which represented approximately 88% of the outstanding Unsecured Debentures, were exchanged for an equal principal amount of the Subordinate Secured Debentures and an additional $39,000 of Subordinated Secured Debentures were issued in satisfaction of a portion of the accrued interest on the Unsecured Debentures.  After giving effect to the exchange, CAD$186,000 of Unsecured Debentures remain outstanding.

Terms of the Secured Notes

The outstanding principal amount of the Secured Notes accrues interest at a rate of 10% per annum, provided that, in the event of default on the Secured Notes, the interest rate will be 15.0% during the period of default.  The maturity date of the Secured Notes is June 6, 2019, which date is subject to optional extension by each Purchaser if a change of control of the Company is announced prior to such date.  Interest on the Secured Notes is payable in arrears on the last day of each May and November while the Secured Notes are outstanding.  The Company has the option to redeem the Secured Notes by paying the Purchasers the Optional Redemption Price as described in the Secured Notes.

Each Secured Note is convertible into common stock, at the option of the Purchaser.  Upon such optional conversion, the outstanding principal amount of the Secured Note converts into shares of Common Stock at a conversion price of $0.24 per share, subject to adjustment as set forth in the Secured Notes (the "Note Conversion Price").  The Company is not required to convert any portion of a Secured Note if doing so results in the Purchaser beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such conversion, provided that on sixty (60) days' prior written notice from the Purchaser to the Company, that percentage will increase to 19.99%.

Upon a Change of Control (as defined in the Secured Note), an Purchaser may require the Company to redeem all or a portion of a Secured Note, in which case the Company will pay in cash an amount equal to the greater of (a) the sum of (x) the aggregate consideration that the Purchaser would be entitled to receive in connection with the Change of Control if the Purchaser were to fully convert (without giving effect to any limitations on conversion) the outstanding principal of the Secured Note into Common Stock immediately prior to the consummation of such Change of Control, plus (y) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges, or (b) an amount equal to the sum of (i) the outstanding principal of the Secured Note plus, (ii) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges plus, (iii) an amount equal to 100% of the interest that would have been earned on the Secured Note from the effective date of the Change of Control through the maturity date of the Secured Note.  Notwithstanding any other provision of the Agreement or the Secured Note, the effective interest rate may not exceed 25% per annum.

The Secured Notes contain restrictive covenants which, among other things, restrict the Company's ability to incur additional indebtedness, grant security interests on its assets or make distributions on or repurchase its common stock.

Pursuant to the Agreement, the Purchasers appointed the Collateral Agent to act as collateral agent for the Purchasers.  SDI Canada, a wholly owned subsidiary of the Company, has entered into a Guaranty and Suretyship Agreement (the "Guaranty") in favor of the Collateral Agent, pursuant to which SDI Canada guaranteed the Company's obligations under the Secured Notes and the documents executed in connection with the Agreement.  Each of the Company and SDI Canada granted to the Collateral Agent a security interest in substantially all of its assets, as security for the Company's obligations under the Secured Notes and the documents executed in connection with the Agreement, and SDI Canada's obligations under the Guaranty, respectively.  As additional security for such obligations, each of the Company and SDI Canada entered into a pledge agreement pursuant to which each collaterally pledged to the Collateral Agent the equity securities held by each.

Concurrent with the execution of the Agreement, the Collateral Agent and TSX Trust Company, as trustee for the holders of the Subordinate Secured Debentures (the "Trustee"), entered into an Intercreditor and Subordination Agreement, pursuant to which the Trustee agreed (i) that all principal and interest due and payable on the Subordinate Secured Debentures will be subordinate and subject in right of payment to all principal, interest and other payments due under the Secured Notes, and (ii) to subordinate the Trustee's security interests in the Company's assets to the Collateral Agent's security interests in the Company's assets.

Two of the Purchasers, NLW1, LLC and REF Securities & Co., are deemed to be members of a Section 13(d) group that may deemed to collectively beneficially own more than 10% of the Company's outstanding Common Stock.  As such, each of NLW1, LLC and REF Securities & Co. are not permitted to convert their Secured Notes due to the restriction against conversion if any Purchaser would beneficially own more than 4.99% of the outstanding Common Stock after giving effect to conversion.

The Secured Notes (and the common stock issuable upon conversion of the Secured Notes) have not been and will not be registered under the Securities Act, and may not be sold, transferred or assigned (i) in the absence of an opinion in a generally acceptable form of counsel, which counsel shall be selected by the holder and be reasonably acceptable to the Company, that registration is not required under the Securities Act or (ii) unless sold pursuant to Rule 144 under the Securities Act.

The foregoing summary of the Agreement, Secured Notes and related agreements is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of 10% Senior Secured Convertible Note), attached as Exhibit 10.1 and incorporated herein by reference.

Terms of the Subordinate Secured Debentures

$1,363,000 of Subordinate Secured Debentures were issued pursuant to the Indenture in exchange for the Unsecured Debentures in equal principal amount and $39,000 of Subordinate Secured Debentures were issued pursuant to the Indenture in payment of accrued interest.  The Subordinate Secured Debentures mature on June 6, 2019 and bear interest at 12% per annum payable, semi-annually. The Subordinate Secured Debentures are convertible into common shares of the Company's Common Stock at the Note Conversion Price so long as any Secured Notes are outstanding, and thereafter, subject to adjustment as set forth in the Indenture.  The terms of the Subordinate Secured Debentures with respect to the Company's redemption rights and the holders' rights in the event of a Change of Control are the same as provided in the Secured Notes, in each case subject to the terms of the Intercreditor and Subordination Agreement. The Trustee also entered into security agreements with the Company that are substantially identical to the security agreements between the Company and the Collateral Agent, granting a security interest in the same property and assets as secure the Secured Notes, but the security interest for the Subordinate Secured Notes is subordinate and junior to the security interest of granted the Collateral Agent on behalf of the holders of the Secured Notes.

The Subordinate Secured Debentures were issued in a non-brokered private placement and were offered and sold only to Non-U.S. Persons outside the United States in a transaction exempt from the registration requirements of the Securities Act in reliance on Regulation S.  Subject to all applicable securities laws, the Company may pay, to persons who were instrumental in arranging accepted subscription agreements for the Subordinate Secured Debentures, cash compensation equal to 2% of the principal amount of the Subordinate Secured Debentures arranged by such persons.

The foregoing summary of the Indenture and Subordinate Secured Debentures and related agreements is qualified in its entirety by the terms of the Indenture and the exhibits thereto (including the form of Series B Convertible Secured Debentures), attached as Exhibit 10.2 and incorporated herein by reference.

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Agreement, including benefits of the transaction. These forward-looking statements generally are identified by the words "believe", "project", "expect", "anticipate", "estimate", "future", "strategy" , "opportunity", "plan", "may", "should", "will", "would", "will be", "will continue", "will likely result", and similar expressions.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to, the Company's ability to comply with all the terms and provisions of the Agreement and the documents executed in connection therewith, and general economic conditions.  In addition please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K.  These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document.  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Company incorporates by reference the discussion included at Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.
The Company incorporates by reference the discussion included at Item 1.01 above.  The Company relied on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act to offer and sell the Secured Notes inasmuch as the offer and sale was made to accredited investors only and the Company did not undertake any form of general solicitation or general advertising.

The Company relied on Regulation S promulgated under the Securities Act to offer and sell the Subordinate Secured Debentures, inasmuch as the Subordinate Secured Debentures were offered and sold to solely to "Non-U.S. Persons" in an "Offshore Transaction," as such terms are defined in Regulation S.  Purchasers of the Subordinate Secured Debentures may not offer to sell, sell, pledge or otherwise transfer the Subordinate Secured Debentures (or any common stock into which the Subordinate Secured Debentures may be converted) in the United States or to or for the account or benefit of any U.S. Person unless such offer, sale, pledge or transfer is registered under the Securities Act or an exemption from registration is available and the Subordinate Secured Debentures may not be converted into common stock by or on behalf of any U.S. Person except pursuant to such registration or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 7, 2016 by and among Security Devices International Inc., Northeast Industrial Partners, LLC, and the purchasers party thereto, including exhibits.
10.2
Trust Indenture dated December 7, 2016 by and among Security Devices International Inc. (as the Company), Security Devices International Canada Corp. (as Guarantor) and TSX Trust Company (as Trustee), including exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SECURITY DEVICES INTERNATIONAL INC.

Date: December 13, 2016	By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 7, 2016 by and among Security Devices International Inc., Northeast Industrial Partners, LLC, and the purchasers party thereto, including exhibits.
10.2
Trust Indenture dated December 7, 2016 by and among Security Devices International Inc. (as the Company), Security Devices International Canada Corp. (as Guarantor) and TSX Trust Company (as Trustee), including exhibits.